Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

Strategic Storage Trust II, Inc. (SSTI II) Enters Market; Acquires

First Five Properties in the Carolinas for $22.1 Million

LADERA RANCH, Calif. –November 4, 2014–Strategic Storage Trust II, Inc. (SSTI II)— a public non-traded REIT that focuses on stabilized self storage properties —recently closed on its first portfolio transaction with the purchase of five self storage properties located in North and South Carolina totaling approximately 2,490 units and approximately 354,200 net rentable square feet for approximately $22.1 million. These facilities, which were 88.8% occupied as of September 30, 2014, will be re-branded under the SmartStop® Self Storage trade name.

“These assets are an ideal fit for our first five acquisitions with SSTI II,” said H. Michael Schwartz, chairman and CEO of SSTI II. “The self storage sector’s strong performance in these markets continues to drive our decision to keep acquiring facilities in the Carolinas.”

The details of the five properties acquired are as follows:

North Carolina:

•	150 Airport Blvd., Mooresville: 320 units, 36,900 square feet, built in 2004.

•	120 Centrewest Ct., Cary: 310 units, 62,100 square feet, built in 1998, and renovated in 2006.

•	5012 New Bern Ave., Raleigh: 440 units, 60,600 square feet, built in 1999.

South Carolina:

•	338 Jesse St., Myrtle Beach: 760 units, 100,100 square feet, built in 1998, and renovated in 2007.

•	4630 Dick Pond Rd., Myrtle Beach: 660 units, 94,500 square feet, built in 1999.

All facilities feature ground level drive-up and climate control units. The recently acquired South Carolina properties are within eight miles of another self storage property owned by SmartStop Self Storage, Inc. in Myrtle Beach.

“These acquisitions allow us to expand into the Raleigh and Myrtle Beach markets with well located, performing facilities and provides a solid management base to acquire additional locations,” said Wayne Johnson, senior vice president of acquisitions for SSTI II. “In addition, several properties have expansion opportunities, which would capitalize on the portfolio’s strong physical occupancy.”

About Strategic Storage Trust II, Inc. (SSTI II)

Strategic Storage Trust II, Inc. (SSTI II) is a public non-traded REIT that focuses on stabilized self storage properties. The SSTI II portfolio includes approximately 2,490 self storage units and 354,200 rentable square feet of storage space. All properties acquired by SSTI II will be branded under SmartStop® Self Storage trade name.

About SmartStop® Self Storage, Inc. (formerly Strategic Storage Trust Inc. (SSTI))

SmartStop Self Storage, Inc. (SmartStop) is now a fully integrated, self-administered and self-managed self storage company, owning and/or operating 136 self storage properties in 17 states and Canada. SmartStop is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop is the sponsor of SSTI II and Strategic Storage Growth Trust, Inc. (SSGT), a private REIT that focuses on growth-oriented self storage properties. SmartStop facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats.

To view SmartStop’s self storage locations or to find self storage solutions at a nearby storage facility, visit https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.